State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 11 day of JULY 2008
In this office of this Division and hereby issued
This Certificate thereof
Examiner [signature] Date 07.25.08
[signature]
Kathy Berg
Division Director

EXPEDITE

7328024

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF ELYSIUM INTERNET, INC

AMENDMENT

RECEIVED
JUL 11 2008
Utah Div Of Corp & Comm Code

The undersigned hereby certify that

ONE They are the duly elected and acting Chief Executive Officer and Chairman of the Board of Directors and Directors and constitute the Board of Directors of Elysium Internet, Inc , (the "Corporation")

TWO The Articles of Incorporation of the Corporation shall be amended and restated to read in full as follows

FIRST The name of the Corporation is ELYSIUM INTERNET, INC

SECOND The principal office of the Corporation is located at 300 State Street East, Suite 226, Oldsmar, Florida 34677 The name and address of the registered agent of the Corporation is Standard Registrar and Transfer Company, Inc , 12528 South 1840 East, Draper, Utah 84020

THIRD The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act

FOURTH The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders

07-11-08P02 05 RCVD

A The governing board of the Corporation shall be known as the board of directors (the "Board of Directors" or the "Board") and its members shall be known as directors, and the number of directors may from time to time be increased or decreased by resolution of the Board of Directors, provided that the number of directors shall not be reduced to less than three (3) The Board of Directors shall be divided into three classes, as nearly equal in number as possible, and the term of office for each respective class of directors shall be so arranged that the term of office of directors of one class shall expire at each successive annual meeting of shareholders, and in all cases as to each director until their successor shall be elected and shall qualify, or until his earlier death, resignation, retirement, disqualification, removal from office or other cause At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or such greater or lesser number as would be required by an increase or decrease in the size of the Board of Directors) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election This Article FOURTH may not be amended or repealed without the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares entitled to vote thereon

B Special meetings of shareholders of the Corporation may be called by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board For purposes of these Amended and Restated Articles of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exists any vacancy in previously authorized directorships

Date 07/11/2008
Receipt Number 2539628
Amount Paid $355 00

FIFTH A The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred and Ninety million (290,000,000), consisting of Two Hundred and Fifty million (250,000,000) shares of common stock, par value one-tenth of one cent ($0 001) per share (the "Common Stock") and Forty million (40,000,000) shares of preferred stock, par value one-tenth of one cent ($0 001) per share (the "Preferred Stock")

B COMMON STOCK The shares of Common Stock shall have no pre-emptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors

The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority to adopt which is hereby vested in the Board of Directors

C PREFERRED STOCK The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers, (b) may be subject to redemption at such time or times and at such prices, (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments and (f) shall have such other relative participating, optional or special rights qualifications, limitations or restrictions thereof as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors

At any time from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by these Amended and Restated Articles of Incorporation, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share as the Board of Directors may determine Such rights warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors

D The capital stock, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment

E No holder of shares of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation or of any new or additional authorized stock of the Corporation of any class whatsoever, or of any issue of securities of the Corporation convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to shareholders of record or any class of shareholders upon the same terms or upon any terms

SIXTH A The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board

B Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term

expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires No decrease in the authorized number of directors shall shorten the term of any incumbent director

C Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation

D Any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director

SEVENTH The Board of Directors is expressly empowered to adopt amend or repeal By-laws of the Corporation Any adoption amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board The shareholders shall also have power to adopt, amend or repeal the By-laws of the Corporation, provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation

EIGHTH The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner prescribed by the laws of the State of Utah and all rights conferred upon shareholders are granted subject to this reservation

NINTH A director or officer of the Corporation shall have no personal liability to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of the applicable statutes of Utah If the Utah Revised Business Corporation Act is amended after approval by the shareholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Utah Revised Business Corporation Act, as so amended from time to time No repeal or modification of this Article NINTH by the shareholders shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article NINTH at the time of such repeal or modification

TENTH A The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to the amendment) The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal, provided, however, that with respect to any action suit or proceeding initiated by a director or officer the Corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Board of Directors of the Corporation except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section C of this Article TENTH

B The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Corporation of (i) written affirmation by or on behalf of the director or officer of his good faith belief that he has met the applicable standard of conduct for indemnification and (ii) an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article TENTH Further, before expenses may be advanced to a director or officer a determination must be made by the party making a determination under Section H of this Article TENTH that the facts known to those making the determination would not preclude indemnification

C Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the Corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the Corporation or if there is no determination with respect to such request within 60 days from receipt by the Corporation of a written notice from the director or officer for such a determination If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the Corporation for costs and expenses incurred in such suit It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section B of this Article TENTH where the required undertaking if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the Utah Revised Business Corporation Act Neither the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the Corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct In a suit brought by a director or officer to enforce a right under this Section C or by the Corporation to recover and advancement of expenses pursuant to the terms of an undertaking the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section C or otherwise, shall be on the Corporation

D The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these Amended and Restated Articles of Incorporation or any by-law, agreement, statute, vote of shareholders or disinterested directors or otherwise The right to indemnification under Section A of this Article TENTH shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin executors, administrators and legal representatives

E The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the Corporation would have the power to indemnify such person against such loss, liability or expense under the Utah Revised Business Corporation Act

F The Corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section A of this Article TENTH, offered or assented to by the opposing party or parties and which is acceptable to the Corporation, then, notwithstanding any other provision of this Article TENTH the indemnification obligation of the Corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected

G The Corporation may to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or to any director officer employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article TENTH

subject to the imposition of any conditions or limitations as the Board of Directors of the Corporation may deem necessary or appropriate

H The Corporation may not indemnify a director or officer or advance expenses under this Article TENTH unless authorized and a determination has been made in the specific case that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct set forth in the Utah Revised Business Corporation Act The determination required by this Section H of Article TENTH shall be made (i) by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum, or (ii) if a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee, or (iii) by special legal counsel (a) selected by the Board of Directors or its committee in the manner prescribed in Subsection (i) or (ii), or (b) if a quorum of the Board of Directors cannot be obtained under Subsection (i) and a committee cannot be designated under Subsection (ii) selected by a majority vote of the full Board of Directors, in which directors who are parties to the proceeding may participate or (iv) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting

ELEVENTH In the event of a conflict between the terms of these Amended and Restated Articles of Incorporation and the By Laws of the Corporation, the terms and provisions of these Amended and Restated Articles of Incorporation shall govern

THREE The foregoing amendment and restatement of the Articles of Incorporation has been approved by the Board of Directors of the Corporation on May 5, 2008

FOUR The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance the Utah Revised Business Corporation Act on May 5, 2008 The total number of outstanding shares entitled to vote with respect to the foregoing amendment and restatement of the Amended and Restated Articles of Incorporation, was 13,074,075 shares of Common Stock The number of shares voting in favor of the foregoing amendment and restatement of the Amended and Restated Articles of Incorporation was 10 000 000, which equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock or where required more than 66 2/3% of the issued and outstanding shares of Common Stock

FIVE Pursuant to Section 16-10a-123 of the Utah Revised Business Corporation Act, the effective date of these Amended and Restated Articles of Incorporation shall be July 24, 2008

WE THE UNDERSIGNED, being the members of the Board of Directors of the Corporation, for the purpose of adopting these Amended and Restated Articles of Incorporation under the laws of the State of Utah do make, file and record these Amended and Restated Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly have hereto set our hand and seal this 9th day of July, 2008

By ______________________
Name Scott Gallagher
Title Chairman of the Board of Directors, Chief Executive Officer

By ______________________
Name David Rasmussen
Title Director

By ______________________
Name W Scott McBride
Title Director

The undersigned hereby accepts appointment as the Registered Agent of the Corporation

STANDARD REGISTRAR AND TRANSFER COMPANY, INC

By

Name: Ronald P Harrington

Title Registered Agent